UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2010

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2010, Celsion Corporation (the "Company") received notification from the NASDAQ Stock Market that it approved the Company’s application to list its common stock on The NASDAQ Capital Market (the “Capital Market”).  The Company’s common stock will be transferred to the Capital Market as of the opening of business on July 12, 2010.  The Company's common stock will continue to be traded under the symbol "CLSN" and trading of its common stock will be unaffected by this transfer.

The Company’s decision to transfer its stock to the Capital Market is in response to a letter dated July 6, 2010 from the NASDAQ Stock Market stating that the Company’s listed securities did not meet the minimum $50 million Market Value of Listed Securities (“MVLS”) requirement for continued listing on the NASDAQ Global Market pursuant to Listing Rule 5450(b)(2)(A). The Company determined that transferring its common stock to the NASDAQ Capital Market would provide the Company with the greatest flexibility.

On July 9, 2010, the Company issued a press release announcing the July 8, 2010 approval to list its securities on the Capital Market and the receipt of the July 6, 2010 letter from the NASDAQ Stock Market.  The full text of this press release is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated July 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: July 9, 2010	By:	/s/ Jeffrey W. Church
Jeffrey W. Church Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 9, 2010